J. W. BROWN (1911-1995)   BROWN, CUMMINS & BROWN CO., L.P.A.  JOANN M. STRASSER
JAMES R. CUMMINS           ATTORNEYS AND COUNSELORS AT LAW  AARON A. VANDERLAAN
ROBERT S BROWN                     3500 CAREW TOWER
DONALD S. MENDELSOHN               441 VINE STREET                OF COUNSEL
LYNNE SKILKEN                  CINCINNATI, OHIO 45202          GILBERT BETTMAN
AMY G. APPLEGATE              TELEPHONE (513) 381-2121            (1917 - 2000)
KATHRYN KNUE PRZYWARA         TELECOPIER (513) 381-2125
MELANIE S. CORWIN






                                                      April 14, 2000


AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas  76092

         RE: AMERIPRIME FUNDS, FILE NOS. 33-96826 AND 811-9096

Gentlemen:

         Legal opinions that we prepared were filed with Post-Effective Amendment No. 9 and Post-Effective Amendment No. 29 (the "Legal Opinions") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 42 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                     Very truly yours,


                                               /s/

                                          BROWN, CUMMINS & BROWN CO., L.P.A.

cc. Keith Gregory